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                                   EXHIBIT 5

         OPINION OF SAITLIN, PATZIK, FRANK & SAMOTNY LTD. RE: LEGALITY
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                                                                    EXHIBIT 5


             [SAITLIN, PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]



                              February 11, 1997


Board of Directors
CDW Computer Centers, Inc.
1020 East Lake Cook Road
Buffalo Grove, Illinois 60089

     RE:  CDW Computer Centers, Inc. Registration Statement on Form S-3

Gentlemen:

     We have acted as special counsel to CDW Computer Centers, Inc., an Illinois corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), together with Exhibits, filed with the Securities and Exchange Commission (the "Commission") on February 11, 1997, relating to the registration of an offering by certain of its shareholders of up to 550,000 shares (including the over-allotment option) of the Company's common stock, par value $.01 per share (the "Common Stock"). We have reviewed such records, documents and matters of law as we have considered relevant for the purpose of delivering this opinion.

     In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, the shares of Common Stock, when sold in the manner contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We do not find it necessary for the purpose of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.





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              [SAITLIN, PATZIK, FRANK & SAMOTNY LTD. LETTERHEAD]



Board of Directors
February 11, 1997
Page 2



     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     We hereby consent to the inclusion in the Registration Statement of this opinion and to the references to our firm under the caption "Legal Matters."


                                       Very truly yours,

                                       /s/ Saitlin, Patzik, Frank & Samotny Ltd.



                                       SAITLIN, PATZIK, FRANK & SAMOTNY LTD.

SMP/cc